Exhibit 99.1

NEWS RELEASE

GRAY UPDATES GUIDANCE FOR 3RD QUARTER 2005
TELEVISION OPERATING RESULTS AND
SETS EARNINGS RELEASE DATE FOR NOVEMBER 7, 2005

Atlanta, Georgia – October 26, 2005 . . . Gray Television, Inc. (NYSE: GTN and GTN.A) today announced that it has updated previously issued guidance for its television operating results for the Quarter ended September 30, 2005. Gray currently anticipates that its broadcast net revenues for the three months ended September 30, 2005 will approximate $62.3 million matching the “high range” guidance previously issued on August 8, 2005. Gray currently estimates that its broadcast operating expenses before depreciation, amortization and loss on disposal of assets will approximate $40.0 million matching the previously issued “low range” guidance. Accordingly, for the three months ended September 30, 2005, broadcast operating profit before charges for depreciation, amortization and loss on disposal of assets is currently anticipated to approximate $22.3 million exceeding Gray’s previous expectations that ranged between $21.0 million and $21.9 million.

On November 7, 2005, Gray will release its earnings results for the three and nine months ended September 30, 2005.

Earnings Conference Call Information

Gray Television, Inc. will host a conference call to discuss its third quarter operating results on November 7, 2005. The call will begin at 1:00 PM Eastern Time. The live dial-in number is 1-877-888-3855 and the reservation number is T032801. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1-888-509-0081 until November 21, 2005.

Gray Television, Inc. is a communications company headquartered in Atlanta, Georgia, and currently operates 16 CBS affiliated television stations, eight NBC-affiliated television stations, seven ABC-affiliated television stations and five daily newspapers.

For information contact:

Bob Prather	Jim Ryan

President	Chief Financial Officer

(404) 266-8333	(404) 504-9828